Exhibit 99.1

Press Release

Procera Networks, Inc. Announces Pricing of Common Stock

Fremont, CA, April 19, 2012 – Procera Networks, Inc. (“Procera”) (NASDAQ: PKT), the Intelligent Policy Enforcement (IPE) company, today announced the pricing of a common stock offering of 4,500,000 primary shares at a price to the public of $21.00 per share. The underwriters have a 30-day option to purchase up to an additional 675,000 shares to cover over allotments, if any.

Procera will receive $88.1 million in net proceeds from the offering after deducting underwriting discounts and commissions and estimated offering expenses. Procera intends to use the net proceeds from the offering for working capital and general corporate purposes including potential acquisitions. The offering is expected to close on April 25, 2012, subject to satisfaction of customary closing conditions.

Stifel Nicolaus Weisel is the sole book-running manager of the offering, William Blair & Company is the co-lead manager and Pacific Crest Securities, Raymond James and Sterne Agee are serving as co-managers.

A shelf registration statement relating to the offering of the common stock was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2012 and has become effective. The offering is being made only by means of a prospectus supplement and accompanying prospectus, forming a part of the registration statement. Before investing, you should read the prospectus supplement and the accompanying prospectus for information about Procera and this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A copy of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling 415-364-2720. Procera intends to file a final prospectus supplement relating to the offering with the SEC, which will be available along with the base prospectus filed with the SEC in connection with the shelf registration statement, on the SEC’s website at www.sec.gov.

About Procera Networks, Inc.

Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement (IPE) solutions designed for carriers, service providers and high-end enterprises to enable proactive quality management; innovative service creation and delivery; detailed business analytics on network utilization and bandwidth consumption; and mitigate security threats.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to Procera’s expectations regarding the completion of the public offering. Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Procera will be able to complete the public offering on the anticipated terms, or at all. Additional risks and uncertainties are described in the “Risk Factors” section of our prospectus supplement and accompanying prospectus, forming a part of the registration statement on

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538

Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Form S-3, and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Investor Relations Contact

Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Press Contact

Fran Lowe, Engage PR, 510-748-8200 x225, flowe@engagepr.com

Procera Networks Inc.  •  4121 Clipper Court, Fremont, CA 94538

Tel: (510) 230-2777  •  Fax: (510) 656-1355  •  www.proceranetworks.com